SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): September 28, 2001

BEAR STEARNS ASSET BACKED SECURITIES, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-43091 (Commission File Number)	13-3836437 (IRS Employer Identification No.)

245 Park Avenue, New York, New York 10167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 272-4095

                     Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Filing of Computational Materials.

On September 28, 2001, Irwin Home Equity Loan Trust 2001-2 (the “Trust”) was formed pursuant to a Trust Agreement, dated as of August 31, 2001, between Bear Stearns Asset Backed Securities, Inc. and Wilmington Trust Company (the “Trust Agreement”). Pursuant to the Trust Agreement, the Mortgage Loans transferred to the Trust on September 28, 2001 (the “Closing Date”) have the characteristics, as of the Closing Date, as set forth in the tables attached hereto.

Item 7. Financial statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits Exhibit No. 99.1 Computational Materials.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

Date: October 8, 2001

EXHIBIT INDEX

Exhibit Number 99.1	Description	Sequentially Numbered Page